Exhibit 11.0 -  Computation of Earnings per Share

The following represents the computation of earnings per share reflecting the assumption that the granted shares under the option and warrants plan which would be dilutive will be exercised.


                                                                  Three Months Ended                 Nine Months Ended
                                                                     September 30,                     September 30,
                                                              ----------------------------      ----------------------------
                                                                 2001             2000             2001             2000
                                                              -----------      -----------      -----------      -----------
Net Earnings:  Basic and diluted                              $   182,876      $    77,868      $   862,506      $   708,219
                                                              ===========      ===========      ===========      ===========


Weighted average common shares outstanding                     12,264,163       12,272,792       12,198,583       12,133,675

Common share equivalents relating to stock options and
warrants                                                          239,214              509          201,480           12,669
                                                              ===========      ===========      ===========      ===========

Adjusted common and common equivalent shares for diluted
computation                                                    12,503,377       12,273,301       12,400,063       12,146,344

Net Earnings Per Share:
    Basic                                                     $      0.01      $      0.01      $      0.07      $      0.06
    Diluted                                                   $      0.01      $      0.01      $      0.07      $      0.06

The accompanying notes are an integral part of the financial statements.